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                                  EXHIBIT 10.6



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                           SOFTWARE SECURITY AGREEMENT


        THIS SOFTWARE SECURITY AGREEMENT ("Security Agreement") is made this 14th day of February, 2001 by and between Enlighten Software Solutions, Inc., a California corporation having a place of business at 999 Baker Way, Fifth Floor, San Mateo, California 94404 ("Borrower"), and Maden Tech Consulting, Inc., a Delaware corporation having a place of business at 2110 Washington Boulevard, Suite 200, Arlington, Virginia 22204 ("Secured Party"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement dated as of the date hereof by and between Borrower and Secured Party.

                                    RECITALS

        WHEREAS, Borrower desires to obtain the Credit Facility from Secured Party pursuant to, evidenced by the Loan Agreement dated as of the date hereof by and between the Borrower and the Secured Party; and

        WHEREAS, as an inducement to Secured Party to provide the Credit Facility, Borrower has agreed to grant to Secured Party a security interest in the Software, including without limitations that Intellectual Property set forth in Schedule 1, and any and all proceeds therefrom, to secure all present and future Obligations of Borrower under the Credit Documents; and

        WHEREAS, the execution and delivery by the parties hereto of this Security Agreement is a condition precedent to the obligation of Secured Party to make Advances under the Credit Facility; and

        WHEREAS, to evidence the rights of Secured Party in and to the Software, Borrower and Secured Party have entered into this Security Agreement.

        NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Borrower and Secured Party hereby agree as follows:

        1. GRANT OF SECURITY INTEREST. To secure the prompt payment, performance and observance of the Obligations, Borrower does hereby assign to Secured Party, and grant to Secured Party a present, absolute, unconditional, continuing first priority security interest in and to, all of Borrower's right, title and interest, whether now owned or existing or hereafter acquired or arising, in and to the Software and in and to all Intellectual Property rights in the Software, whether or not registered or filed with any Governmental Authority, associated copyright registrations and copyright applications, and all registrations and renewals thereof and applications for registration and renewal thereof, together with (a) source code, object code, build procedures, installation files, help files, dynamic link libraries, informational content included in Software, (b) all writings and computer tapes, disks, data bases, flow diagrams, and other property manifesting, embodying or incorporating any thereof, (c) all present and future rights of Borrower under all present and future license agreements relating thereto, whether Borrower is licensee or licensor thereunder, (d) all income, royalties, damages and payments now or hereafter due and/or payable to Borrower thereunder or with respect thereto, including,

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without limitation, damages and payments for past, present or future infringements thereof, (e) all of Borrower's present and future claims, causes of action and rights to sue for past, present or future infringements thereof,
(f) all rights corresponding thereto throughout the world, (g) all present and future proceeds and products thereof in any form whatsoever, and (h) (i) all registered copyrights owned by Borrower arising in and to the Software, including the jurisdictions in which each such item of Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed, (ii) licenses and value added reseller agreements in effect with respect to the Software, and (iii) licenses, sublicenses and other agreements as to which Borrower or any Borrower Subsidiary is a party and pursuant to which Borrower or its Subsidiaries are authorized to use any third party patents, trademarks or copyrights, including software, that are incorporated in, are or form a part of the Software or any other product of Borrower or any of its Subsidiaries (all of the foregoing collectively, the "Copyrights").

        2. REQUESTED RECORDATION. Borrower authorizes the Register of Copyrights to file and record this Security Agreement (and any corresponding or separate application forms of such jurisdiction) in order to reflect publicly Secured Party's security interest in the Software and the Copyrights.

        3. TERMINATION. The security interest granted herein shall terminate upon the later of (a) the satisfaction in full of the Obligations, and (b) such time as there exists no commitment by Secured Party that could give rise to any Obligations.





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IN WITNESS WHEREOF, the undersigned have executed and delivered this Security
Agreement on this 14th day of February, 2001.

ATTEST/WITNESS:                             ENLIGHTEN SOFTWARE SOLUTIONS, INC.
                                            (Borrower)

By:  /S/ [Name]                             By: /s/ David D. Parker
   ----------------------------                ---------------------------------
                                            Name: David D. Parker
                                            Title:  Co-Chairman of the Board



By:  /s/ David R. Ford                      MADEN TECH CONSULTING, INC.
   ----------------------------             (Secured Party)

                                            By:/s/ Omar Maden
                                               ---------------------------------
                                            Name: Omar Maden
                                            Title: Chief Executive Officer

                                    * * * * *



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STATE OF          California       )
                                   )  ss
COUNTY OF         Santa Clara      )

On this 14th day of February, 2001 before me personally appeared David D. Parker to me personally known, who, being duly sworn, did say that he is the Co-Chairman of the Board of Enlighten Software Solutions, Inc. and that he duly executed the foregoing instrument for and on behalf of Enlighten Software Solutions, Inc. being duly authorized to do so and that said individual acknowledged said instrument to be the free act and deed of said corporation.


/s/ Marie Delphine Herrera
--------------------------------
Notary Public

My Commission expires:
1/8/2004




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                                   SCHEDULE 1
                                    SOFTWARE


Title                     Registration No.                    Registration Date
--------------------------------------------------------------------------------

Enlighten DSM Software

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